As filed with the Securities and Exchange Commission on January 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REXNORD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-5197013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue

Milwaukee, WI 53214

(414) 643-3739

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Patricia M. Whaley

Vice President, General Counsel and Secretary

Rexnord Corporation

4701 West Greenfield Avenue

Milwaukee, WI 53214

(414) 643-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kenneth V. Hallett, Esq. Quarles & Brady LLP 411 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 277-5000	David S. Huntington, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 (212) 373-3000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	(1) (2)	(1)	(1)	(3)
Preferred Stock, $.01 par value
Warrants
Rights
Units

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. This registration statement also covers delayed delivery contracts that may be issued by the Registrant under which the party purchasing such contracts may be required to purchase common or preferred stock. Such contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.
(2)	Including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of preferred stock, or upon the exercise of warrants or rights, as the case may be.
(3)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant hereby defers payment of the registration fee required in connection with this registration statement, except for $165,199 that has already been paid with respect to 60,466,189 unsold shares of common stock of the Registrant that were previously registered pursuant to the Registration Statement on Form S-3 (Commission File No. 333-187828) that was filed on April 10, 2013 and were not sold thereunder.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Rights

Units

Rexnord Corporation

We may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offerings. In addition, selling stockholders may offer and sell shares of our common stock from time to time in such amounts, at such prices and on such terms as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Specific terms of the securities, including the offering prices, will be provided in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We and any selling stockholders may offer these securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RXN.”

Investing in our securities involves risk. You should read the section entitled “Risk Factors” in any applicable prospectus supplement, as well as in our most recent Annual Report on Form 10-K and our other reports or documents filed with the Securities and Exchange Commission that are incorporated herein by reference, for discussions of certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated January 28, 2014.

Neither we nor any of the selling stockholders have authorized any other person to provide you with any information other than that contained or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell, nor is it soliciting an offer to buy, the securities offered hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or in any documents incorporated by reference herein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have proprietary rights to a number of trademarks used in or incorporated by reference into this prospectus that are important to our business, including, without limitation, Falk®, Rexnord®, Rex®, Prager™, Renew®, FlatTop™, Steelflex®, Thomas®, Omega®, Viva®, Wrapflex®, Lifelign®, True Torque®, Addax®, Shafer®, PSI®, Cartriseal®, Autogard®, Zurn®, Wilkins®, Aquaflush®, AquaSense®, AquaVantage®, Zurn One®, Zurn One Systems®, EcoVantage®, HydroVantage™, AquaSpec®, VAG®, GA®, Rodney Hunt® and Fontaine®. Any other trademarks appearing or incorporated by reference in this prospectus are the property of their holders.

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ABOUT THIS PROSPECTUS

Unless otherwise noted, “Rexnord,” “we,” “us,” “our” and the “Company” mean Rexnord Corporation and its predecessors and consolidated subsidiaries, including RBS Global, Inc. (“RBS Global”) and Rexnord LLC, and “Rexnord Corporation” means Rexnord Corporation and its predecessors but not its subsidiaries. As used in this prospectus, “fiscal year” refers to our fiscal year ending March 31 of the corresponding calendar year (for example, “fiscal year 2014” or “fiscal 2014” means the period from April 1, 2013 to March 31, 2014).

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this process, we may, from time to time, sell the securities, or combinations of the securities, described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer and the shares of our common stock that we or any selling stockholders named in a prospectus supplement may offer.

Each time we or selling stockholders offer securities, we, to the extent required, will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find Additional Information.”

THE COMPANY

Rexnord is a growth-oriented, multi-platform industrial company with what it believes are leading market shares and highly trusted brands that serve a diverse array of global end markets. Our heritage of innovation and specification have allowed us to provide highly engineered, mission-critical solutions to customers for decades and affords us the privilege of having long-term, valued relationships with market leaders. Our Process & Motion Control platform designs, manufactures, markets and services specified, highly engineered mechanical components used within complex systems where our customers’ reliability requirements and cost of failure or downtime is extremely high. The Process & Motion Control product portfolio includes gears, couplings, industrial bearings, aerospace bearings and seals, FlatTop™ chain, engineered chain and conveying equipment. Our Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. The Water Management product portfolio includes professional grade specification drainage products, flush valves and faucet products, backflow prevention pressure release valves, and PEX piping used primarily in non-residential construction end markets and engineered valves and gates for the water and wastewater treatment market.

Our principal executive offices are located at 4701 West Greenfield Avenue, Milwaukee, WI 53214, and our telephone number is (414) 643-3739. Rexnord Corporation was incorporated in Delaware in 2006. The address of our internet site is www.rexnord.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information in this internet address is included or incorporated by reference herein.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors set forth in any applicable prospectus supplement, as well as the other information contained in this prospectus or incorporated by reference into this prospectus. In addition to those discussed elsewhere in this prospectus, you should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K, and any subsequent filings with the SEC, which are incorporated by reference into this prospectus. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. When used in this prospectus and the documents incorporated herein by reference, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.

We disclose, or will disclose, important factors that could cause actual results to differ materially from our expectations under “Risk Factors” in any applicable prospectus supplement and under “Risk Factors” in our most recent Annual Report on Form 10-K, or in our subsequent filings with the SEC, and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could materially affect our results include:

•	the impact of our substantial indebtedness;

•	the effect of local, national and international economic, credit and capital market conditions on the economy in general, and on our customers and the industries in which we operate in particular;

•	our access to available and reasonable financing on a timely basis and the availability of financing for our customers;

•	our competitive environment;

•	the loss of any significant customer;

•	general economic and business conditions, market factors and our dependence on customers in cyclical industries;

•	the seasonality of our sales;

•	increases in cost of our raw materials and our possible inability to increase product prices to offset such increases;

•	viability of key suppliers;

•	dependence on independent distributors;

•	the costs related to strategic acquisitions or divestitures or the integration of recent and future acquisitions into our business;

•	certain rights of our principal stockholders and anti-takeover provisions in our charter documents;

•	changes in technology and manufacturing techniques;

•	loss of key personnel;

•	the costs of environmental compliance and/or the imposition of liabilities under environmental, health and safety laws and regulations;

•	the costs of asbestos claims;

•	impact of weather on the demand for our products;

•	risks associated with international operations, which have increased in size due to our recent acquisitions;

•	inability to make necessary capital expenditures;

•	reliance on intellectual property;

•	potential product liability claims;

•	work stoppages by unionized employees;

•	changes in pension funding requirements and costs of maintaining healthcare insurance and benefits;

•	potential impairment of goodwill;

•	a declining construction market;

•	solvency of insurance carriers; and

•	changes in governmental laws and regulations, or the interpretation or enforcement thereof, including for environmental matters.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you or that could cause our actual results to differ materially from the results referred to in any forward-looking statement. All forward-looking statements in this prospectus attributable to us apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. All forward-looking statements included in documents incorporated by reference into this prospectus apply only as of the date of such documents. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We intend to use the net proceeds that we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. These general corporate purposes may include, among other things, additions to our working capital, capital expenditures, research and development, repayment of debt, repurchases of stock, or the financing of possible acquisitions and investments.

We will not receive any proceeds from the resale of shares of common stock by any selling stockholders under any prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, the rights and preferences of which may be designated by the board of directors. As of January 27, 2014, there were 98,015,137 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. All of our existing common stock is validly issued, fully paid and nonassessable.

The discussion below describes the most important terms of our capital stock, certificate of incorporation, bylaws and certain agreements among us and certain of our stockholders. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description refer to our certificate of incorporation and bylaws and to those agreements, which are exhibits to our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, and to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted for action by the stockholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, a holder of more than 50% of the shares of our common stock would be able to, if it so chooses, elect all of our directors. In that event, the holders of the remaining shares would not be able to elect any directors.

Dividend Rights. All shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources, subject to the terms of any outstanding preferred stock. Our senior secured credit facilities and any other debt instruments may impose restrictions on our ability to declare dividends with respect to our common stock.

Liquidation Rights. Upon liquidation or dissolution of Rexnord Corporation, whether voluntary or involuntary, all shares of our common stock are entitled to share equally in the assets available for distribution to stockholders after payment of all of our prior obligations, including any preferential rights afforded to then-outstanding preferred stock.

Registration Rights. In connection with the acquisition in 2006 of the Company by the investment funds affiliated with, or co-investment vehicles managed by, Apollo Management VI, L.P. (collectively, the “Apollo Funds”) and others, the Company entered into two separate stockholders’ agreements—one with affiliates of the Apollo Funds and certain other of our stockholders, and the other with affiliates of the Apollo Funds, George M. Sherman and two entities then-controlled by Mr. Sherman (collectively, the “Stockholders’ Agreements”). Under the terms of the Stockholders’ Agreements, we have agreed, under certain circumstances, to register shares of our common stock owned by affiliates of the Apollo Funds. In connection with any such registration, Mr. Sherman is entitled to exercise piggyback registration rights.

Other Matters. The holders of our common stock have no preemptive or conversion rights, and our common stock is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock.

Dividend Policy

We currently intend to retain all future earnings, if any, for use in the operation of our business and to fund future growth. In addition, the agreement governing our senior secured credit facilities limits our ability to pay dividends or other distributions on our common stock. The decision whether to pay dividends will be made by our board of directors in light of conditions then existing, including factors such as our results of operations, financial condition and requirements, business conditions and covenants under any applicable contractual arrangements.

Preferred Stock

Our board of directors, without further stockholder approval, may issue, from time to time, up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series or designations of such series. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and might affect the market price of our common stock.

The preceeding summary of certain provisions of the preferred stock does not purport to be complete and is subject to the designation of any series of preferred stock by our board of directors, which would be described in a prospectus summary relating to that preferred stock. The summary is qualified in its entirety by reference to the provisions of the designation of any series of preferred stock filed with the SEC in connection with any offering of such preferred stock.

Certain Anti-Takeover, Limited Liability and Indemnification Provisions

We are governed by the DGCL. Our certificate of incorporation, bylaws and the Nominating Agreement, dated April 3, 2012, between us and Apollo Management VI, L.P., contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise, or to remove or replace our current management.

“Blank Check” Preferred Stock. Our certificate of incorporation authorizes the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive.

Classified Board. Our board of directors is divided into three classes. The members of each class serve staggered, three-year terms. Upon the expiration of the term of a class of directors, directors in that class are elected for three-year terms at the annual meeting of stockholders in the year in which their term expires.

Removal of Directors; Vacancies. Our certificate of incorporation and bylaws provide that a director may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by a majority of our board of directors. Until the Apollo Funds no longer beneficially own at least 50.1% of our outstanding common stock, certain vacancies caused by an increase in the size of the board of directors requested by the Apollo Funds must be filled by the directors nominated by the Apollo Funds then in office. In addition, until the Apollo Funds no longer own at least 33 1/3% of our outstanding common stock, the removal of a director nominated by the Apollo Funds must be filled by the directors nominated by the Apollo Funds then in office.

No Cumulative Voting. Our certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders. Our bylaws do not permit stockholder action without a meeting by consent if less than 50.1% of our outstanding common stock is beneficially owned by the Apollo Funds. The bylaws also provide that if less than 50.1% of our outstanding common stock is beneficially owned by the Apollo Funds, special meetings of our stockholders may be called only by our board of directors or the chairman of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 70 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 150th day prior to such meeting and not later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. These provisions generally do not apply to nominations of directors by the Apollo Funds.

Board of Directors. If the Apollo Funds or their affiliates continue to beneficially own at least 50.1% of our common stock, the Apollo Funds will have the right to require the board of directors to be expanded and the directors nominated by the Apollo Funds then in office will have the right to nominate directors to fill these vacant seats.

Apollo Approval Rights. Until such time as the Apollo Funds no longer beneficially own at least 33 1/3% of the total number of shares of our common stock outstanding at any time, the approval of a majority of a quorum of the members of our board of directors, which must include the approval of the majority of the directors nominated by the Apollo Funds voting on the matter, will be required for a consolidation or merger with or into any other entity, or a transfer (by lease, assignment, sale or otherwise) of all or substantially all of our assets to another entity and other business combinations and to approve certain other matters.

Delaware Takeover Statute. Our certificate of incorporation provides that we are not governed by Section 203 of the DGCL which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.

Limitation of Officer and Director Liability and Indemnification Arrangements. Our certificate of incorporation limits the liability of our officers and directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

This certificate of incorporation provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws. The certificate and bylaws also generally provide that we shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such proceeding. An officer or director shall not be entitled to indemnification by us if:

•	the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests; or

•	with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his conduct was unlawful.

We currently maintain liability insurance for our directors and officers. In addition, certain of our directors are also insured under Apollo’s professional liability insurance policies and may be indemnified under Apollo’s bylaws or other constitutive documents.

Our certificate of incorporation and bylaw provisions and provisions of Delaware law may have the effect of delaying, deterring or preventing a change in control of Rexnord Corporation.

As permitted by the DGCL, our certificate of incorporation and bylaws provide that:

•

we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director or officer of, or our legal representative in, another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•

we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

Our certificate of incorporation requires us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. Our bylaws provide that we may advance expenses to our employees and other agents, upon such terms and conditions, if any, as we deem appropriate.

We have entered into indemnification agreements with our directors and certain officers. The indemnification agreements provide generally that we must promptly advance directors and certain officers all reasonable costs of defending against certain litigation upon request, and must indemnify such director or officer against liabilities incurred in connection with such litigation to the extent that such director or officer is successful on the merits of the proceeding, or, if unsuccessful, to the extent that such director or officer acted in good faith. However, no indemnification will be made under the indemnification agreement if the director or officer is found to not have acted in good faith. The advance is subject to repayment under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Corporate Opportunity

Our certificate of incorporation provides that we expressly renounce any interest or expectancy in any business opportunity, transaction or other matter in which the Apollo Group, as defined therein, participates or desires or seeks to participate in, even if the opportunity is one that we would reasonably be deemed to have pursued if given the opportunity to do so. The renouncement does not apply to any business opportunities that are presented to an Apollo Group member solely in such person’s capacity as a member of our board of directors and with respect to which no other member of the Apollo Group independently receives notice or otherwise identifies such business opportunity prior to us becoming aware of it, or if the business opportunity is initially identified by the Apollo Group solely through the disclosure of information by or on behalf of us.

Forum Selection

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of ours to us or to our stockholders, any action asserting a claim arising pursuant to any provision of the DGCL, or any action asserting a claim governed by the internal affairs doctrine, in each such case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in our capital stock will be deemed to have notice of and consent to this forum selection provision.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NYSE under the symbol “RXN.”

DESCRIPTION OF WARRANTS

We may issue, alone or together with other securities, warrants for the purchase of other securities. The warrants will be issued under a warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. Each series of warrants would be issued under a separate warrant agreement. The warrant agreement may include or incorporate by reference standard warrant provisions. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

If warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the warrants, including, among other things, the following:

•	the offering price, if any;

•	the number or amount of, and the class of, securities purchasable upon exercise of one warrant and the initial price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	any applicable material United States federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the warrants;

•	the terms of exercise of the warrants; and

•	any other terms, and procedures for exercise, of the warrants.

DESCRIPTION OF RIGHTS

We may issue other rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement.

If rights are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the rights, including, among other things, the following:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the number or amount of, and the class of, securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable material United States federal income tax considerations.

The preceding summary of certain provisions of the rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the rights agreement that will be filed with the SEC in connection with the offering of such rights.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things, the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any applicable material United States federal income tax considerations; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may offer and sell the securities, and any selling stockholders may sell their shares, in any one or more of the following methods:

•	to or through underwriters or broker-dealers;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwriters or broker-dealers may agree with us or any selling stockholders to sell a specified number of such securities at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Any selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices.

In connection with these sales, we or any selling stockholders may enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may:

•	engage in short sales of shares of the common stock in the course of hedging their positions;

•	sell shares of the common stock short and deliver shares of the common stock to close out short positions;

•	loan or pledge shares of the common stock to underwriters, broker-dealers or other financial institutions that in turn may sell shares of the common stock;

•

enter into option or other transactions with underwriters, broker-dealers or other financial institutions that require the delivery to the underwriter, broker-dealer or other financial institution of shares of the common stock, which the underwriter, broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a underwriter or broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

With respect to a particular offering of securities held by us or any selling stockholders, to the extent required, an accompanying prospectus supplement, or if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling stockholders, if applicable;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from us or any selling stockholder.

Broker-dealers engaged by us or any selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from us or any selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated. We, and if applicable any selling stockholders, do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

Any securities covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The securities covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless the sale has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

LEGAL MATTERS

Unless otherwise indicated in any applicable prospectus supplement, certain legal matters will be passed upon for us by Quarles & Brady LLP, Milwaukee, Wisconsin. If any legal matters in connection with offerings made in connection with this prospectus are passed upon by other counsel for underwriters, dealers, or agents, such counsel will be named in the prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Rexnord Corporation appearing in Rexnord Corporation’s Annual Report (Form 10-K) for the fiscal year ended March 31, 2013, including the schedule appearing therein, and the effectiveness of Rexnord Corporation’s internal control over financial reporting as of March 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual, quarterly and current reports and other information with the SEC (File No. 1-35475). You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may request copies of the filing, at no cost, by telephone at (414) 643-3739 or by mail at Rexnord Corporation, 4701 West Greenfield Avenue, Milwaukee, Wisconsin 53214. Certain information about our company may also be obtained from our website at www.rexnord.com. Information contained on our website or any other website is not incorporated by reference into and does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

We and the selling stockholders have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom such offer is not permitted under applicable law.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the following documents which have been filed with the SEC:

•

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 (including portions of the Definitive Proxy Statement for our fiscal 2014 Annual Meeting of Stockholders, dated June 7, 2013, solely to the extent incorporated by reference therein).

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 29, 2013, September 28, 2013, and December 28, 2013.

•	Our Current Reports on Form 8-K, dated April 24, 2013, June 17, 2013, June 20, 2013, August 1, 2013, August 20, 2013, September 4, 2013, December 16, 2013, and January 16, 2014.

•

The description of our common stock set forth in our Registration Statement on Form 8-A dated March 26, 2012, and any amendment or report filed with the SEC for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the termination of the offering of securities pursuant to this prospectus, shall be incorporated by reference into this prospectus from the date of filing of such documents.

Upon request, we will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing or telephoning us at the following address:

Rexnord Corporation

4701 West Greenfield Avenue

Milwaukee, Wisconsin 53214

Attention: Corporate Secretary

Telephone: (414) 643-3739

You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Rexnord Corporation

Common Stock

Preferred Stock

Warrants

Rights

Units

PROSPECTUS

January 28, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by us in connection with the distribution of the securities being registered in this registration statement. Any selling stockholders will not bear any portion of such expenses unless otherwise indicated in any prospectus supplement. All amounts other than the SEC registration fee are estimates.

SEC registration fee	$(1)
Printing fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)

Total	$(2)

(1)	Amounts for registered securities are deferred in accordance with Rules 456(b) and 457(r) under the Securities Act, except that a $165,199 SEC filing fee previously paid in connection with certain unsold securities previously registered will be applied under this registration statement.
(2)	The amount of securities and number of offerings are indeterminable, and therefore the expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Rexnord Corporation is incorporated under the laws of Delaware.

Section 145 of the DGCL permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding. Our bylaws provide generally for indemnification, to the fullest extent permitted by Delaware law, of a director and officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the company or was serving at the request of the company as a director, officer, employee or agent of certain other related entities. The bylaws provide that the indemnification will cover all costs, charges, expenses, liabilities and losses reasonably incurred by the director or officer. The bylaws further provide that a director or officer has the right to be paid expenses incurred in defending a proceeding, except the amount of any settlement, in advance of its final disposition upon receipt by us of an undertaking from the director or officer to repay the advances if it is ultimately determined that he or she is not entitled to indemnification.

We have entered into indemnification agreements with our directors and certain officers. The indemnification agreements provide generally that we must promptly advance directors and certain officers all reasonable costs of defending against certain litigation upon request, and must indemnify such director or officer against liabilities incurred in connection with such litigation to the extent that such director or officer is successful on the merits of the proceeding, or, if unsuccessful, to the extent that such director or officer acted in good faith. However, no indemnification will be made under the indemnification agreement if the director or officer is found to not have acted in good faith. The advance is subject to repayment under certain circumstances.

Our directors and officers are also covered by insurance policies indemnifying them (subject to certain limits and exclusions) against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by us.

Item 16.	Exhibits.

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the registrant is relying on Rule 430B,

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by

Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under “Item 15—Indemnification of Directors and Officers,” or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 28, 2014.

REXNORD CORPORATION

By:	/s/ Todd A. Adams
Name: Todd A. Adams Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd A. Adams, Mark W. Peterson and Patricia M. Whaley and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 28, 2014.

Signature	Capacity

/s/ Todd A. Adams Todd A. Adams	President, Chief Executive Officer, Director (Principal Executive Officer)

/s/ Mark W. Peterson Mark W. Peterson	Senior Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ George M. Sherman George M. Sherman	Chairman of the Board, Director

/s/ Mark S. Bartlett Mark S. Bartlett	Director

/s/ Laurence M. Berg Laurence M. Berg	Director

/s/ Thomas D. Christopoul Thomas D. Christopoul	Director

/s/ Peter P. Copses Peter P. Copses	Director

/s/ Damian J. Giangiacomo Damian J. Giangiacomo	Director

/s/ John M. Stropki John M. Stropki	Director

/s/ John S. Stroup John S. Stroup	Director

EXHIBIT INDEX

Exhibit No.	Document Description

1.1#	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation as amended through April 3, 2012 (incorporated by reference from Exhibit 3.1 to the Form 8-K of Rexnord Corporation dated April 3, 2012).

3.2	Amended and Restated By-Laws as amended through April 3, 2012 (incorporated by reference from Exhibit 3.2 to the Form 8-K of Rexnord Corporation dated April 3, 2012).

4.1	Nominating Agreement, dated April 3, 2012, by and among the Company and Apollo Management VI, L.P. (incorporated by reference from Exhibit 10.1 to the Form 8-K of Rexnord Corporation dated April 3, 2012).

4.2#	Form of Warrant and Warrant Agreement.

4.3#	Form of Rights and Rights Agreement.

4.4#	Form of Units and Unit Agreement.

5.1*	Opinion of Quarles & Brady LLP on legality.

10.1	Stockholders’ Agreement of the Company, Rexnord Acquisition Holdings I, LLC, Rexnord Acquisition Holdings II, LLC, and certain other stockholders, dated July 21, 2006 (no longer in effect, except as to certain registration rights provisions) (incorporated by reference from
Exhibit 10.5 to the Form 8-K/A filed by RBS Global, Inc./Rexnord LLC on July 27, 2006).

10.2	Stockholders’ Agreement of the Company, Rexnord Acquisition Holdings I, LLC, Rexnord Acquisition Holdings II, LLC, Cypress Industrial Holdings, LLC and George M. Sherman, dated July 21, 2006 (no longer in effect, except as to certain registration rights provisions) (incorporated by reference from Exhibit 10.6 to the Form 8-K/A filed by RBS Global, Inc./Rexnord LLC on
July 27, 2006).

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Quarles & Brady LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”).

#	To be filed, if necessary, by post-effective amendment or as an exhibit to a document incorporated herein by reference.
*	Filed herewith